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                                                               Exhibit (23)(B)

                       Consent of Independent Accountants









We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registra tion Statement for the Mountbatten Inc. 1996 Equity Incentive Plan For Outside Directors on Form S-8 of our report dated March 19, 1996 appearing on page 16 of Mountbatten Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Boston, Massachusetts
March 3, 1997